UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2023 (March 9, 2023)

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NRx Pharmaceuticals, Inc. (the “Company,” “us” or “we”) is filing this Form 8-K/A solely to correct typographical errors in the original Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 9, 2023 (the “Original Filing”). This Form 8-K/A amends and restates the Original Filing correctly and in its entirety.

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers listed on the signature page thereto (the “Investors”), providing for the issuance and sale of 3,866,666 shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 3,866,666 shares of Common Stock (the “Investor Warrants”) (or pre-funded warrants in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules for a purchase price of $0.75 per share (the “Offering”). No pre-funded warrants in lieu of Common Stock were issued. The Investors have agreed not to transfer the Common Stock for six months following the date hereof. The Investor Warrants will have an exercise price of $0.75 per share, will be initially exercisable beginning six months following the date of issuance (the “Initial Exercise Date”) and will expire 5 years from the Initial Exercise Date.  The aggregate gross proceeds to the Company from the Offering are expected to be approximately $2.9 million. The Company intends to use the net proceeds from such offering for working capital and general corporate purposes.

The closing of the sale of these securities is expected to take place on or about March 9, 2023, subject to customary closing conditions.

The securities are being issued pursuant to the Company’s registration statement on Form S-3 filed with the SEC on June 9, 2022 (File No. 333-265492) and became effective on June 21, 2022. The offering of the Common Stock and Investor Warrants to be issued in the Offering are being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available at the SEC’s website located at http://www.sec.gov.

On February 8, 2023, the Company entered into a letter agreement with H.C. Wainwright & Co., LLC. Although they are not acting as placement agent with respect to this offering, they are owed a fee equal to 3.0% of the amount raised in this offering pursuant to such agreement.

The foregoing description of the Investor Warrants and Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of Investor Warrants and form of Securities Purchase Agreement attached hereto as Exhibits 4.1 and 10.1, respectively.

Item 7.01. Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing its entrance into the Securities Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
4.1	Form of Investor Warrant
5.1	Opinion of Kirkland & Ellis LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated March 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: March 14, 2023	By:	/s/ Michael Kunz
	Name:	Michael Kunz
	Title:	General Counsel